SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 5, 2013

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 5, 2103, WHLR-Bixby Commons, LLC, a Virginia limited liability company that is a wholly-owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Registrant”) is the sole general partner, entered into a contract to acquire Bixby Commons, a 75,000 foot free-standing retail property in Bixby, Oklahoma (the “Property”) from Super Market Developers, Inc., a Missouri corporation. The purchase price for the transaction, $10.6 million, is in cash. The registrant is currently conducting due diligence on the property and expects to close the transaction in the second quarter of 2013.

The Property is stabilized by a 20-year, triple-net lease with Associated Wholesale Grocers, Inc., a retailer-owned cooperative serving over 1,900 retail member stores with an assortment of grocery and general merchandise (“Associated”). Associated subleases the property to Reasor’s Foods, an Oklahoma-based grocery chain.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

10.1 Real Estate Purchase and Sale Agreement, dated as of February 5, 2013, by and between WHLR-Bixby Commons, LLC and Super Market Developers, Inc.

99.1 Press release dated February 11, 2012, titled “Wheeler Real Estate Investment Trust, Inc. to Purchase Free-Standing Retail Property for $10.6 Million”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and President

Dated: February 11, 2013